Exhibit 10(iii)A(3)

ACUITY BRANDS, INC.

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective As of January 1, 2003)

ACUITY BRANDS, INC.

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PREAMBLE

The Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan (“Plan”) is designed to be a supplemental retirement plan covering a select group of management and highly compensated employees of Acuity Brands, Inc. (the “Company”) and its Subsidiaries. The benefits under the Plan are unfunded and all amounts payable under the Plan shall be paid from the general assets of the Employer which employs the Participant. The effective date of the Plan as set forth herein is January 1, 2003 (“Effective Date”).

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND CONSTRUCTION		1

1.1	Definitions		1
	(a)	Accrued Benefit	1
	(b)	Act	1
	(c)	Actuarial (or Actuarially) Equivalent	1
	(d)	Administrator	1
	(e)	Authorized Leave of Absence	1
	(f)	Annual Bonus	1
	(g)	Average Annual Compensation	1
	(h)	Beneficiary	2
	(i)	Board	2
	(j)	Break in Service	2
	(k)	Company	2
	(l)	Compensation	2
	(m)	Credited Service	2
	(n)	Disability Retirement Date	3
	(o)	Early Retirement Date	3
	(p)	Effective Date	3
	(q)	Executive Officer	3
	(r)	Fiduciaries	3
	(s)	Late Retirement Date	3
	(t)	Normal Retirement Date	3
	(u)	NSI	3
	(v)	Participant	3
	(w)	Plan	3
	(x)	Plan Year	3
	(y)	Prior Plan	3
	(z)	Retirement	4
	(aa)	Surviving Spouse	4
	(bb)	Termination Date	4
	(cc)	Total and Permanent Disability	4
	(dd)	Vested Terminee	4
1.2	Construction		4

ARTICLE II	PARTICIPATION, CREDITED SERVICE, AND BREAK IN SERVICE		1

2.1	Eligibility for Participation:		1
2.2	Break in Service		1
2.3	Participants Bound		1
2.4	Transfers		1
	(a)	When Employee Becomes Executive Officer	2
	(b)	Accrued Benefit Upon Transfer To A Non-Eligible Status	2

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ARTICLE III	RETIREMENT AND TERMINATION DATES	1

3.1	Normal Retirement Benefit	1
3.2	Late Retirement Benefit	1
3.3	Early Retirement Benefit	1
3.4	Disability Retirement Benefit	1
3.5	Vested Terminee Benefit	1
3.6	Termination Prior to Completion of 5 Years of Credited Service	2
3.7	Normal Form of Payment of Accrued Benefit	2

ARTICLE IV	PRE-RETIREMENT DEATH BENEFITS	1

	(a) Death Prior to Eligibility for Early or Normal Retirement	1
	(b) Death After Attaining Eligibility for Early or Normal Retirement	1

ARTICLE V	PLAN FINANCING	1

5.1	Payment of Costs and Expenses	1

ARTICLE VI	FIDUCIARY RESPONSIBILITIES	1

6.1	Allocation of Responsibility Among Fiduciaries	1
6.2	Fiduciary Duties	1
6.3	Company Filing Responsibility	1

ARTICLE VII	ADMINISTRATION	1

7.1	General Duties	1
7.2	Application and Forms For Benefit	1
7.3	Facility of Payment	2
7.4	Rules and Decisions	2
7.5	Company to Furnish Information	2
7.6	Administrator to Furnish Other Information	2

ARTICLE VIII	SUCCESSOR COMPANY	1

8.1	Successor Company	1

ARTICLE IX	PLAN TERMINATION	1

9.1	Right to Terminate	1

ARTICLE X	TRUST	1

ARTICLE XI	AMENDMENTS AND ACTION BY COMPANY	1

ARTICLE XII	MISCELLANEOUS	1

12.1	Nonguarantee of Employment	1
12.2	Rights Under Plan	1

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12.3	Nonalienation of Benefits	1
12.4	Headings for Convenience Only	1
12.5	Multiple Copies	1
12.6	Governing Law	1
12.7	Guarantee of Performance	1

ARTICLE XIII	CHANGE IN CONTROL	1

13.1	Cause	1
13.2	Change in Control	1
13.3	Termination of Employment	2
13.4	Amendment or Termination	2

[SCHEDULE 1]
[APPENDICES]

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ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the meanings set forth below, unless the context clearly indicates to the contrary:

(a) Accrued Benefit: With respect to any Participant at any time a monthly benefit payable for 180 months only, commencing on the Participant’s Normal Retirement Date in an amount equal to the product of 1.6% of the Participant’s Average Annual Compensation multiplied by the Participant’s Years of Credited Service up to a maximum of ten (10) years, divided by twelve (12). The maximum number of Years of Credited Service a Participant can accrue under the Plan is ten (10) years, provided that Compensation earned after a Participant has completed ten (10) Years of Credited Service shall be counted for purposes of determining the Participant’s Accrued Benefit if counting such Compensation would increase the Participant’s Accrued Benefit.

Notwithstanding the foregoing, if a Participant who received a distribution or distributions following his Termination Date or Retirement is re-employed and again becomes an active Participant, such Participant’s Accrued Benefit, as computed pursuant to this Section, shall be reduced by the monthly Accrued Benefit amount that is the Actuarial Equivalent of the distribution(s) made to the Participant.

(b) Act: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(c) Actuarial (or Actuarially) Equivalent: A benefit of equivalent value determined using an interest rate equal to 7% per annum and the mortality table prescribed by the Commissioner of Internal Revenue pursuant to Rev.Rul. 95-6 (as hereafter amended or modified).

(d) Administrator: The Company and any person or committee designated by the Company to perform all or a portion of the duties and responsibilities of the Administrator under the Plan.

(e) Authorized Leave of Absence: Any absence authorized by the Company under the Company’s standard personnel practices, provided that the Participant returns within the period specified in the Authorized Leave of Absence.

(f) Annual Bonus: The amount awarded an Executive under the Company’s annual bonus program, subject to the provisions and limitations contained in Section 1.1(l) of the Plan.

(g) Average Annual Compensation: The applicable annual amount shall be the average of the Participant’s Compensation for the three highest, consecutive calendar years during the ten years immediately preceding the Participant’s date of Retirement, death or other termination of employment. Compensation earned after a Participant has completed ten (10) Years of Credited Service shall be counted for purposes of determining the Participant’s Average Annual Compensation and Accrued Benefit if counting such Compensation would increase the Participant’s Accrued Benefit.

(h) Beneficiary: The person or persons last designated in writing by the Participant on a form provided by the Administrator to receive benefits under Section 3.7 or Article IV of the Plan in the event of the Participant’s death. If no designation of Beneficiary shall be in effect at the time of a Participant’s death or if all designated Beneficiaries shall have predeceased the Participant, then the Beneficiary shall be the Participant’s Surviving Spouse or if there is no such Surviving Spouse, the Participant’s estate or legal representative.

(i) Board: The Board of Directors of Acuity Brands, Inc. or its Executive Committee.

(j) Break in Service: An event which results in the cancellation of a Participant’s previous Credited Service as provided in Section 2.2.

(k) Company: Company shall mean Acuity Brands, Inc. (or its successor or successors). Affiliated or related employers are permitted to adopt the Plan with the consent of the Company and shall be known as “Adopting Employers.” To the extent required by certain provisions (e.g., determining Average Annual Compensation and Credited Service), references to the Company shall include the Adopting Employer of the Participant. Adopting Employers are listed on Schedule 1.

(l) Compensation: Subject to adjustment as provided in the next sentence, “Compensation” shall be the Participant’s salary and wages for each calendar year during which he is employed as an Executive Officer of the Company, and any Annual Bonuses awarded during such year. In either case, Compensation and Annual Bonuses shall include any amounts which shall be voluntarily deferred by the Participant under any salary or bonus deferral or reduction program (whether qualified or non-qualified) which may be instituted by the Company, but shall not include any earnings or Company match on these deferred amounts, or payments from such programs or payments from any similar salary deferral or bonus deferral programs, or any income from stock options, restricted stock or similar grants. A Participant’s Compensation and Annual Bonuses for calendar years prior to the Effective Date during which he was employed as an Executive Officer shall be credited under this Plan.

(m) Credited Service: A Participant shall accrue one (1) Year of Credited Service for each Plan Year during which he is actively employed as an Executive Officer of the Company for the full Plan Year. During the Participant’s initial and final Plan Year as an Executive Officer, the Participant will be credited with a decimal equivalent expressed to two places of a fraction having a numerator equal to the number of full months the Participant worked as an Executive Officer during such Plan Year and a denominator of twelve (12). A Participant’s Credited Service as an Executive Officer prior to the Effective Date shall be credited under this Plan. The maximum number of Years of Credited Service a Participant can accrue under the Plan is ten (10).

(n) Disability Retirement Date: The Date of Retirement due to Disability as specified in Section 3.4.

(o) Early Retirement Date: The first day of the month following the Participant’s attainment of age 55 and completion of three (3)Years of Credited Service.

(p) Effective Date: This Plan is effective January 1, 2003.

(q) Executive Officer: Any person who, on or after the Effective Date, is classified by the Company as an executive officer of the Company and who is receiving remuneration for personal services rendered to the Company (or would be receiving such remuneration except for an Authorized Leave of Absence), and any other officer of the Company (or an Adopting Employer) designated by the Board as eligible to participate in the Plan and who is listed on an Appendix attached hereto.

(r) Fiduciaries: The Company and the Administrator, but only with respect to the specific responsibilities of each for Plan administration, all as described in Article VI.

(s) Late Retirement Date: The date of Retirement subsequent to a Participant’s Normal Retirement Date as specified in Section 3.2.

(t) Normal Retirement Date: The first day of the month following the Participant’s attainment of age 60.

(u) NSI: National Service Industries, Inc., a Delaware corporation, and the corporation from which the Company was spun-off on November 30, 2001.

(v) Participant: An Executive Officer participating in the Plan in accordance with the provisions of Section 2.1.

(w) Plan: The Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, the Plan set forth herein, as amended from time to time.

(x) Plan Year: A twelve (12) month period beginning on January 1 and ending on December 31.

(y) Prior Plan: The Acuity Brands, Inc. Supplemental Retirement Plan for Executives in which certain participants in this Plan previously participated.

(z) Retirement: Termination of employment for reason other than death after a Participant has fulfilled all requirements for Normal Retirement, Late Retirement, Early Retirement, or Disability Retirement. Retirement shall be considered as commencing on the day immediately following a Participant’s last day of employment (or Authorized Leave of Absence, if later).

(aa) Surviving Spouse. The individual to whom a Participant is legally married on the date of death.

(bb) Termination Date: The date of termination of an Executive’s employment with the Company for reasons other than death or Retirement.

(cc) Total and Permanent Disability: A physical or mental incapacity which impairs the Participant’s ability to substantially perform his usual duties and services for the Company for a period of six (6) months. The determination of Total and Permanent Disability shall be made by the Administrator in its discretion based upon the information provided to it.

(dd) Vested Terminee: A Participant whose Termination Date occurs after the completion of at least three (3) Years of Credited Service, but prior to achieving eligibility for Retirement.

1.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or Section.

ARTICLE II

PARTICIPATION, CREDITED SERVICE,

AND BREAK IN SERVICE

2.1 Eligibility for Participation:

(a) In General-An Executive Officer shall become a Participant in this Plan on the later of the Effective Date or the date he became an Executive Officer, subject to the conditions and limitations provided for herein, provided that James Balloun shall not be eligible to participate in this Plan. Unless otherwise approved by the Board or unless the Executive Officer has waived all benefits under such plan, an Executive Officer who is a participant in the Acuity Brands, Inc. Supplemental Retirement Plan for Executives shall not be eligible to become a Participant in this Plan.

A former Participant who is rehired may again become a Participant upon again fulfilling the above requirements.

(b) Special Eligibility-Any Executive Officer designated on an Appendix attached hereto shall be eligible to participate in Plan on the date specified in the Appendix and in accordance with the conditions and limitations provided in such Appendix.

2.2 Break in Service: A Participant shall incur a Break in Service as the result of the occurrence of a Termination Date or Retirement. Upon incurring a Break in Service, a Participant’s rights and benefits under the Plan shall be determined in accordance with his Credited Service and Average Annual Compensation, and other applicable Plan provisions at the time of the Break in Service. If a Participant who has incurred a Break in Service is later rehired by the Company and becomes eligible to participate in the Plan, his prior Years of Credited Service shall only be counted for purposes of determining his Accrued Benefit subsequent to rehire, if (i) at the time of his Break in Service he had at least three (3) Years of Credited Service or was at least age 60, or (ii) the period of his Break in Service is less than his prior Years of Credited Service. If the Participant received payments from the Plan during his Break in Service period, his Accrued Benefit shall be adjusted in the manner provided in Section 1.1(a).

2.3 Participants Bound: Each Executive Officer becoming a Participant hereunder shall be conclusively presumed for all purposes to have consented to this Plan and any amendments, modifications or revisions hereto, and to all the terms and conditions thereof, and shall be bound thereby with the same force and effect as if he had entered into a contract to such effect and any amendments, modifications or revisions hereto.

2.4 Transfers: The following rules shall apply when an Executive Officer transfers to or from an Executive Officer position in the Company:

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(a) When Employee Becomes Executive Officer: An employee of the Company who becomes an Executive Officer of the Company, will become a Participant under this Plan in accordance with Section 2.1. The Executive Officer’s Compensation for periods prior to the date he becomes a Participant in the Plan shall count for purposes of this Plan, but his service with the Company or any affiliated employer shall not be credited as Years of Credited Service unless otherwise provided in an Appendix applicable to such Participant.

(b) Accrued Benefit Upon Transfer To A Non-Eligible Status: If a Participant is transferred to a non-eligible status of employment within the Company, his Accrued Benefit under this Plan will be determined as though his transfer were a termination of employment, and the date of such termination of employment will be deemed to be the date of his transfer. A Participant shall not be eligible to receive benefits from this Plan until the Participant terminates employment with the Company and all affiliated employers. A former Participant’s Compensation and service after the date of transfer shall not be counted for any purposes under this Plan unless otherwise provided in an Appendix applicable to such former Participant.

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ARTICLE III

RETIREMENT AND TERMINATION DATES

3.1 Normal Retirement Benefit: A Participant may retire on his Normal Retirement Date, on which date he shall be fully vested, and his Accrued Benefit shall commence as of his Normal Retirement Date. The Participant’s monthly benefit shall be his Accrued Benefit and shall be payable in the normal form described in Section 3.7.

3.2 Late Retirement Benefit: When permitted by Company policy, a Participant may continue his employment beyond his Normal Retirement Date and in such event his Late Retirement Benefit shall commence as of the first day of the calendar month coinciding with or next following the date of his actual Retirement, which shall be his Late Retirement Date. The Participant’s Late Retirement Benefit shall be payable in the normal form described in Section 3.7.

3.3 Early Retirement Benefit: A Participant may retire after his 55th birthday and the date of completion of at least three (3) Years of Credited Service and be entitled to an Early Retirement Benefit. If he retires, the Participant’s benefit shall be equal to his Accrued Benefit, payable in the normal form described in Section 3.7 and payment shall commence as of the first day of the calendar month coinciding with or next following the Participant’s 60th birthday. A Participant may elect to commence his Early Retirement Benefit as of the first day of the calendar month coinciding with or next following his Retirement, or as of the first day of any subsequent calendar month which precedes his Normal Retirement Date. In such event, the Participant’s benefit, payable in the normal form, shall be reduced five-twelfths of one percent (5/12ths of 1%) for each full month or portion thereof by which the commencement of the Early Retirement Benefit precedes the Participant’s Normal Retirement Date.

3.4 Disability Retirement Benefit: A Participant who has completed at least three (3) Years of Credited Service shall be eligible for a Disability Retirement Benefit if he retires by reason of Disability and his Disability Retirement Date shall be the day next following the day on which the Participant is deemed to have a Total and Permanent Disability as defined in Section 1.1(cc). The amount of the Participant’s Disability Retirement Benefit shall be equal to his Accrued Benefit as of his Disability Retirement Date, without adjustment for commencement prior to his Normal Retirement Date. A Disability Retirement Pension shall commence as of the first day of the calendar month coinciding with or next following his Retirement, and shall be payable in the normal form described in Section 3.7 .

3.5 Vested Terminee Benefit: A Vested Terminee as defined in Section 1.1(dd) shall be entitled to a benefit equal to his Accrued Benefit, payable in the normal form described in

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Section 3.7. Payment of such benefit shall commence on the first day of the calendar month coinciding with or next following the Vested Terminee’s 60th birthday.

3.6 Termination Prior to Completion of Three (3) Years of Credited Service: Subject to Article XIII, and except in the event of a Participant’s death, Disability or attainment of his Normal Retirement Date, a Participant whose Termination Date occurs prior to the completion of three (3) Years of Credited Service shall be entitled to no benefits under this Plan.

3.7 Normal Form of Payment of Accrued Benefit: The normal form of benefit payment shall be a monthly benefit payable for 180 months. If a Participant receiving benefit payments dies before 180 monthly benefit payments have been made, benefit payments shall be continued to the Participant’s Beneficiary until the sum of monthly payments to both the Participant and his Beneficiary is 180. If the Participant’s Beneficiary dies before a total of 180 payments have been made, the remaining payments shall be made to the Participant’s estate or the Beneficiary’s estate, as indicated by the Participant on the designation of beneficiary form provided by the Administrator. Notwithstanding any provision in the Plan to the contrary, the Administrator may, in its sole discretion, elect to offer additional payment options for benefits under the Plan or the Administrator may elect to accelerate the time and manner of payment of any benefits (including payment of a lump sum), including any death benefits, payable under the Plan, provided that any such alternative form of benefit payment shall be substantially equivalent (using the Actuarial Equivalent factors in Section 1.1(c)) to the normal form of benefit payment provided for in this Section 3.7.

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ARTICLE IV

PRE-RETIREMENT DEATH BENEFITS

The Pre-Retirement Death Benefits payable following the death of a Participant shall be determined as follows:

(a) Death Prior to Eligibility for a Vested Terminee Benefit: No death benefit is provided under this Plan for Participants who die prior to completing the eligibility requirements for a Vested Terminee benefit.

(b) Death After Attaining Eligibility for Vested Terminee Benefit: If a Participant dies while employed by the Company after completing the requirements for a Vested Terminee benefit, the Participant’s Beneficiary shall be paid the amount which would have been payable to the Participant had the Participant terminated employment immediately prior to the date of his death, with such payments commencing on the first day of the calendar month coinciding with or next following the date which would have been the deceased Participant’s 60th birthday. The Participant’s Beneficiary shall receive the 180 monthly payments under the normal form of payment (as described in Section 3.7, including any optional forms) and the payments shall cease after such 180 monthly payments have been made. If the Participant’s Beneficiary dies before receiving the 180 monthly payments, the remaining payments shall be made to the Participant’s estate or the Beneficiary’s estate, as indicated by the Participant on the designation of beneficiary form provided by the Administrator. If the Participant terminates employment after satisfying the requirements for a Vested Terminee benefit but dies prior to the date his benefit commences, he shall be covered by the death benefit provisions of this subsection (b).

(c) Death After Attaining Eligibility for Early or Normal Retirement: If a Participant dies while employed by the Company after completing the eligibility requirements for Early Retirement or Normal Retirement, the Participant’s Beneficiary shall be paid the amount (including the reduction for Early Retirement) which would have been payable to the Participant under this Plan had the Participant retired immediately prior to the moment of his death, with such payments commencing on the first day of the month following the date of death of the Participant. The Participant’s Beneficiary shall receive the 180 monthly payments under the normal form of payment (as described in Section 3.7, including any optional forms) and the payments shall cease after such 180 monthly payments have been made. If the Participant’s Beneficiary dies before receiving the 180 monthly payments, the remaining payments shall be made to the Participant’s estate or the Beneficiary’s estate, as indicated by the Participant on the designation of beneficiary form provided by the Administrator. If the Participant terminates employment after satisfying the requirements for Early Retirement but delays commencement of his benefits, he shall be covered by the death benefit provisions of this subsection (c) until his benefit payments commence.

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ARTICLE V

PLAN FINANCING

5.1 Payment of Costs and Expenses: All costs of providing the benefits under the Plan and the expenses thereof, including the cost of the Administrator and any actuary, shall be paid from the general assets of the Company (or with respect to Participants employed by an Adopting Employer, from the general assets of such Adopting Employer).

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ARTICLE VI

FIDUCIARY RESPONSIBILITIES

6.1 Allocation of Responsibility Among Fiduciaries: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. In general, the Company shall have the responsibility for providing the benefits payable under this Plan; to appoint an Administrator if it so desires; and to amend or terminate, in whole or in part, this Plan. The Administrator shall have the responsibility for the duties set forth in Article VII. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the payment of benefits under this Plan in any manner.

6.2 Fiduciary Duties: All Fiduciaries hereunder shall discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and

(a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

6.3 Company Filing Responsibility: To the extent not otherwise specifically provided in the Plan, the Company shall be responsible for filing with the Internal Revenue Service and Department of Labor any returns, reports and other documentation required under the Act.

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ARTICLE VII

ADMINISTRATION

7.1 General Duties: The Administrator shall enforce the Plan, and shall have all powers necessary to accomplish that purpose, including, but not by way of limitation, the following:

(a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder and to notify the Participant and the Company, where appropriate;

(b) to adopt By-Laws and rules as it deems necessary, desirable or appropriate;

(c) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(d) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(e) to receive from the Company and from Participants such information as shall be necessary for the Administrator to perform its duties hereunder;

(f) to furnish the Company, upon request, such annual reports as are reasonable and appropriate with respect to the Administrator’s duties hereunder;

(g) to receive, review and keep on file (as it deems convenient or proper) reports of the receipts and disbursements of the Plan;

(h) to appoint or employ individuals to assist in the administration of its duties under the Plan and any other agents as it deems advisable, including legal or actuarial counsel.

The Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for any benefits under the Plan. The Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive.

7.2 Application and Forms For Benefit: The Administrator may require a Participant to complete and file with the Administrator an application for benefits and all other forms approved by the Administrator, and to furnish all pertinent information requested by the Administrator. The Administrator may rely upon all such information so furnished it, including the Participant’s current mailing address.

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7.3 Facility of Payment: Whenever, in the Administrator’s opinion a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Administrator may direct the Company to apply the payment for the benefit of such person in such manner as the Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of the Administrator of any liability for the selection of such payee or the making of such payment under the provisions of the Plan.

7.4 Rules and Decisions: When making any determination, the Administrator shall be entitled to rely upon information furnished by the Company, legal counsel for the Company, or the actuary.

7.5 Company to Furnish Information: To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator of all matters relating to the pay of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Administrator may require.

7.6 Administrator to Furnish Other Information: To the extent not otherwise provided in the Plan, the Administrator shall be responsible for providing all notices and information required under the Act to all Participants.

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ARTICLE VIII

SUCCESSOR COMPANY

8.1 Successor Company: In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

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ARTICLE IX

PLAN TERMINATION

9.1 Right to Terminate: The Company may terminate the Plan at any time by resolution of the Board. In the event of the termination or partial termination of the Plan, the rights of all affected Participants to their Accrued Benefits as of the date of such termination or partial termination shall be fully vested and nonforfeitable. Notwithstanding anything contained herein to the contrary, for a period of two (2) years following a Change in Control, this Plan shall not be terminated.

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ARTICLE X

TRUST

The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the employer which principally employs the Participant (the “Obligated Employer”), and nothing contained in this Plan shall require the Obligated Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Obligated Employer and Participants shall have the status of general unsecured creditors of the Obligated Employer under the Plan with respect to any obligation of the Obligated Employer to pay benefits pursuant hereto. Any funds of the Obligated Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Obligated Employer, and may be used for any purpose by the Obligated Employer.

Notwithstanding the preceding paragraph, the Obligated Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Obligated Employer. To the extent that assets are held in a trust when a Participant’s benefits under the Plan become payable, the Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

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ARTICLE XI

AMENDMENTS AND ACTION BY COMPANY

The Company reserves the right to make from time to time any amendment or amendments to this Plan. Notwithstanding anything contained in this Plan to the contrary, no amendment shall have the effect of reducing the Accrued Benefit of any Participant and for a period of two (2) years following a Change in Control, this Plan shall not be amended in any way to directly or indirectly reduce the benefit levels provided under this Plan or the benefit of any Participant or his designated Beneficiary.

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ARTICLE XII

MISCELLANEOUS

12.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company or an Adopting Employer to discharge any Participant or Executive Officer, with or without cause.

12.2 Rights Under Plan: No Participant shall have any right to or interest in, the Plan upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant.

12.3 Nonalienation of Benefits: Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

12.4 Headings for Convenience Only: The headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

12.5 Multiple Copies: This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

12.6 Governing Law: This Plan shall be construed and enforced in accordance with the provisions of the Act. In the event the Act is not applicable or does not preempt state law, the laws of the State of Georgia shall govern.

12.7 Guarantee of Performance: In consideration of each Participant’s performance of valuable services that inure to the financial benefit of the Company, the Company does hereby agree to perform all of the obligations and responsibilities and pay any benefits due and owing to a Participant under the Plan if the Obligated Employer (as defined in Article X) designated to perform such obligations and responsibilities or pay such benefits fails or is unable to do so.

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ARTICLE XIII

CHANGE IN CONTROL

13.1 Cause: For purposes of this Plan, a termination for ‘Cause’ is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant’s employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant’s counsel if the Participant so desires). No act, or failure to act, on the Participant’s part, shall be considered “intentional” unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Plan to the contrary, in the case of any Participant who is a party to a Severance Protection Agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant’s Severance Protection Agreement) is given by the Participant shall constitute Cause for purposes of this Plan.

13.2 Change in Control: For purposes of this Plan, a Change in Control shall mean any of the following events:

(a) The acquisition (other than from the Company by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

(c) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such

XIII-1

merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(d) A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section (a), solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

13.3 Termination of Employment: If a Participant’s employment is terminated by the Company (other than for Cause) or by the Participant for any reason within two (2) years following a Change in Control, the Company shall, within five (5) days, pay to the Participant a lump sum cash payment equal to the lump sum Actuarial Equivalent of his Accrued Benefit as of the date of his termination of employment whether or not the Participant is otherwise vested in his Accrued Benefit.

13.4 Amendment or Termination: Any amendment or termination of this Plan which a Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by the Participant shall be null and void, and shall have no effect whatsoever, with respect to the Participant.

IN WITNESS WHEREOF, the Plan has been executed by the Company to be effective on the Effective Date.

ACUITY BRANDS, INC.

By:

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SCHEDULE 1

ADOPTING EMPLOYERS

Acuity Lighting Group, Inc.

Acuity Specialty Products Group, Inc.